Execution Copy



                                  Exhibit 99.4
                                  ------------

                             [CHARTERMAC LETTERHEAD]
                             -----------------------


July 16, 2004

Mr. Daryl J. Carter
Mr. Quintin E. Primo III
Mr. Brian C. Fargo
Capri Capital Limited Partnership
875 North Michigan Avenue, Suite 3430
Chicago, Illinois 60611



Gentlemen:

      By this letter, CharterMac, a Delaware statutory trust ("CharterMac"), wishes to express its interest, subject to the terms and conditions described in this letter, in direct or indirect subsidiaries of CharterMac making certain loans to Capri Realty Capital, LLC, a Delaware limited liability company ("CRC"), Capri Capital Advisors, LLC, a Delaware limited liability company ("CCA"), and Capri Acquisition, Inc., a Delaware corporation ("CAI"). The making of such loans shall hereinafter be referred to as the "Transaction."

      Should you wish to pursue discussions with CharterMac regarding the Transaction on the terms and conditions set forth in this letter, you should so notify CharterMac in writing by executing the attached confirmation copy of this letter and returning it to the undersigned no later than July 16, 2004.

      The Transaction is proposed to be made under the following terms and conditions:

      1. The Transaction. The basic terms of the Transaction shall be as set forth on the Term Sheet attached hereto as Exhibit A (the "Term Sheet"). All capitalized terms used herein which are not defined herein shall have the meanings assigned to them in the Term Sheet.

      2. Investment Agreement. CRC, CAI, CCLP, CPC, CCA, Carter, Primo and Fargo (the "CRC Parties") and CharterMac will proceed as promptly as reasonably practicable to negotiate and prepare a definitive Investment Agreement reflecting the terms of the proposed Transaction, including those terms set forth in the Term Sheet, and containing such additional terms, representations, agreements, covenants and conditions as are customary in transactions of this kind or as are otherwise agreed to by the parties.

      3. Representations and Warranties. The Investment Agreement shall include representations and warranties relating to: (A) the financial statements of CCA, CCLP and their subsidiaries (collectively, the "Capri Entities"), (B) the assets and liabilities of the Capri Entities, (C) the material contractual obligations of the Capri Entities, (D) the governmental licenses, permits and authorizations held by the Capri Entities, (E) the key employees of the Capri Entities, (F) any material pending or threatened litigation or administrative enforcement actions involving the Capri Entities, (G) the Capri Entities' compliance with applicable federal, state and local laws and regulations, (H) CCA's investment advisory relations and assets under management, (I) CCLP's customers and mortgage loan relations and experience, (J) matters which could affect the continuation of CCA's and CCLP's relationships with clients and borrowers or purchasers of mortgage loans and which could affect the level of business with such persons, and (K) other representations and warranties which would be customary in connection with a loan and the possible acquisition of interests similar to those which may ultimately be acquired by CharterMac.

      4. Conditions to Closing. The Investment Agreement shall provide that consummation of the Transaction will be subject, among other things, to (A) satisfactory completion by CharterMac of its Due Diligence as provided in paragraph 5, (B) receipt of all required consents and approvals from governmental authorities, including without limitation Fannie Mae and Freddie Mac, and others in connection with the Transaction, (C) execution of employment agreements and non-competition/non-disclosure agreements with Carter (which shall include mutually agreeable employment agreements with PW and CCLP relating to Carter's employment as chief executive officer of the respective mortgage banking businesses of PW and CCLP), Primo and Fargo (the "CRC Principals") (which will be effective on the date of the closing of the Transactions and will include market rate compensation for each of the CRC Principals) and such other key employees of the Capri Entities as CharterMac may determine, (D) receipt of satisfactory opinions of counsel as specified in the Investment Agreement, (E) the absence of any material adverse change in the assets, liabilities, businesses or prospects of the Capri Entities, taken as a whole, since December 31, 2003, (F) approval of the CharterMac Board and (G) each of the parties shall have made Hart-Scott-Rodino filings in respect of the Transaction and the waiting period in respect thereof shall have expired.

      5. Due Diligence. The consummation of the Transaction will be contingent upon CharterMac's conducting and being satisfied with the results of a detailed review ("Due Diligence") of the operations, financial condition, legal and other aspects of the Capri Entities and their businesses. CharterMac's Due Diligence will be conducted at such reasonable times and places as CharterMac and CCLP shall agree. The Capri Entities shall provide CharterMac and its representatives with access to, and sufficient information concerning, all aspects of the Capri Entities and their businesses during CharterMac's Due Diligence.

      6. Non-Disclosure; Public Announcement. The existence and contents of this letter and the parties' discussions of a possible transaction are confidential and may not be disclosed to any person other than the parties hereto and their respective advisors (including, in the case of Carter, Primo and Fargo, Berman and MacFarlane), except as provided in this paragraph. CCLP may disclose to its Detroit pension fund credit enhancer, to its bank lenders, to CAG (defined in the Term Sheet) and to CalPERS the existence of this letter and the general structure of the transactions described herein, but not the identity of CharterMac. CCLP and CharterMac shall consult with each other on the desirability, timing and substance of any press release or public announcement, publicity statement or other public disclosure relating to the Transaction or the fact that negotiations between the parties are being held. The parties hereto each agree not to make any such public disclosures without the prior written consent of the other parties as to the content and timing of such disclosure; provided, however, that either party may make such disclosures as required to comply with applicable law, regulations or stock exchange requirements. The parties acknowledge that they have executed that certain Confidentiality Agreement, dated May 28, 2004 (the "Confidentiality Agreement"), and that they shall continue to be obligated by the terms and provisions of such Confidentiality Agreement notwithstanding the execution of this letter.

      7. Expenses; Binding Provisions; Termination. Each of the parties will pay its own expenses incurred in connection with the implementation of the provisions of this letter; provided, however, that (i) upon consummation of the Transaction, CharterMac shall pay 50% of the fee payable by the CRC Principals to MURC in connection with the Transaction, provided, that if such fee is $1,000,000 or more, CharterMac shall pay only $500,000 of such fee, and (ii) the foregoing will not limit the rights and remedies available to any party in the event of a breach by the other party of a binding term of this letter. It is understood that except for paragraphs 6, 7 and 8 hereof, which paragraphs constitute a binding agreement between the parties, this letter is a statement of present intent only, is not binding upon the parties, contains only summaries of some of the more basic terms on which the parties presently intend to base their future discussions and negotiations (if any) which are not all-inclusive and are subject to change and to each party's right to terminate all discussions without liability of any kind, and does not contain all matters upon which agreement must be reached for the Transaction to be consummated. A binding commitment with respect to the Transaction will result only from the execution of an Investment Agreement and related documents.

         If the parties do not execute an Investment Agreement by August 15, 2004, either party may elect to discontinue the negotiations for the Transaction and terminate this letter. Termination of this letter by either party shall be effective only upon delivery of written notice to the other party. Following any such termination, neither party will have any further liability or obligation hereunder to the other except pursuant to paragraphs 6, 7 and 8 of this letter, and except that the foregoing shall not relieve or limit any party's obligation or liability to a non-breaching party due to such party's breach of any binding provision of this letter or of the Confidentiality Agreement.

      8. Exclusivity. Until the later of (i) August 15, 2004 or (ii) the date either party notifies the other in writing of termination of the Transaction, neither the Capri Entities nor the CRC Principals will, directly or indirectly, solicit, encourage, discuss or negotiate any proposal from any other person or entity, or enter into any contract or commitment with any other person or entity, giving such other person rights to acquire equity interests in or any substantial portion of the assets (except for sales of assets held in commingled funds or separate accounts of clients, and sales of assets, such as mortgage loans, in the ordinary course of business consistent with past practice) of any of the Capri Entities, in each case other than with CalPERS. If CharterMac has proceeded in good faith to negotiate definitive agreements and close the Transaction on the terms set forth herein, and the Transaction does not close because either (i) the CRC Principals will not proceed with, or do not agree to, the Transaction, on the terms set forth herein, except as a result of the failure to obtain regulatory consents (other than HSR), including for this purpose Fannie Mae and Freddie Mac; or (ii) the CRC Principals and CharterMac have not agreed on the terms of the definitive documents for the Transaction, and CharterMac has acted in a commercially reasonable manner in not agreeing to proposed terms that are not provided for in the Term Sheet, and any acquisition of equity interests or any substantial portion of the assets (except for sales of assets held in commingled funds or separate accounts of clients, and sales of assets, such as mortgage loans, in the ordinary course of business consistent with past practice) of any of the Capri Entities is consummated with any person other than CharterMac or one or more of its affiliates or the CRC Parties (or any affiliate of any of them) enter into any agreement with respect to, or granting a right to acquire, such interests or assets, within the twelve months after the date of this letter with any party other than CharterMac or one or more of its affiliates, then the CRC Parties shall pay to CharterMac the amount of $3,000,000 in cash (the "Exclusivity Fee"), concurrently with such consummation or entry into agreement, as applicable. Notwithstanding the foregoing, the CRC Parties shall not be required to pay the Exclusivity Fee if the CRC Parties have made payment to CharterMac of the $3,000,000 fee provided for in the definitive agreements with respect to the interim loan entered into on the date hereof.

      9. Counterparts. This letter may be executed in counterparts, each of which will be deemed to be an original but both of which together will constitute one and the same instrument.

         If the foregoing correctly reflects the understanding between us, please so indicate by signing and returning the enclosed copy of this letter at your earliest convenience.

Sincerely yours,

CHARTERMAC



By:   /s/ Stuart J. Boesky
      --------------------
      Stuart J. Boesky
      Its Chief Executive Officer


      Agreed to and accepted as of the 16th day of July, 2004.



      /s/ Daryl J. Carter
      -------------------
      Daryl J. Carter





      /s/ Quintin E. Primo III
      ------------------------
      Quintin E. Primo III





      /s/ Brian C. Fargo
      ------------------
      Brian C. Fargo

                                    EXHIBIT A
                                    ---------
                                   TERM SHEET
                                   ----------

1.       Parties

      1.1. CharterMac and/or affiliates of CharterMac, as the context may require ("CharterMac")

      1.2. PW Funding, an approximately 85%- owned subsidiary of CharterMac
("PW")

      1.3. Capri Capital Limited Partnership, a Delaware limited partnership ("CCLP")

      1.4. CPC Realty Advisors, Inc., an Illinois corporation ("CPC") which is the 1% general partner of CCLP and is owned by Carter, Primo and Fargo and whose only asset is such general partnership interest

      1.5. Capri Acquisition, Inc., an Illinois corporation ("CAI") which is a 10% limited partner of CCLP and is owned by Carter, Primo and Fargo and whose only asset is such limited partnership interest

      1.6. Daryl J. Carter ("Carter"), the holder of 45% of the issued and outstanding capital stock of CPC, the holder of 45% of the issued and outstanding capital stock of CAI and a 40.05% limited partner of CCLP

      1.7. Quintin E. Primo III ("Primo"), the holder of 45% of the issued and outstanding capital stock of CPC, the holder of 45% of the issued and outstanding capital stock of CAI and a 40.05% limited partner of CCLP

      1.8. Brian C. Fargo ("Fargo" and, together with Carter and Primo, the "CRC Principals"), the holder of 10% of the issued and outstanding capital stock of CPC, the holder of 10% of the issued and outstanding capital stock of CAI and an 8.9% limited partner of CCLP

      1.9. Capri Realty Capital , LLC, a newly formed Delaware limited liability company ("CRC"), which will be owned by Carter, Primo and Fargo and will own portions of the limited partnership interests of CCLP and the membership interests of CCA

      1.10. Terry A. McKay ("McKay")

      1.11. Thomas B. Rosenberg ("Rosenberg")

      1.12. Capital Associates Group Inc., an Illinois corporation ("CAG") owned by Rosenberg and McKay

      1.13. Capri Capital Advisors, LLC, a Delaware limited liability company ("CCA" and, together with CCLP, CPC, CAI, CRC and the CRC Principals, the "CRC Parties"), owned 51% by CCLP and 49% by CAG, which operates a pension fund advisory business

      1.14. Capri Holdings, LLC, an Illinois limited liability company ("CHI") of which CCLP is the sole member and whose only assets are 100% of the membership interests in Associates and Finance

      1.15. Capri Capital Associates, LLC, a Delaware limited liability company ("Associates") of which CHI is the sole member and which operates an FHA mortgage banking business

      1.16. Capri Capital Finance, LLC, a Delaware limited liability company ("Finance") of which CHI is the sole member and which is a DUS lender and operates a mortgage banking business

      1.17. MacFarlane Urban Realty Consultants("MURC"), which is owned by MacFarlane and Berman

      1.18. Victor B. MacFarlane ("MacFarlane")

      1.19. Chuck Berman ("Berman")

2. The Initial Financing (the following steps will all occur simultaneously on or before the closing date (the "Closing Date"))

      2.1. Carter, Primo and Fargo will contribute all of the limited partnership interest they own in CCLP (representing 89% of CCLP) to CRC in exchange for membership interests in CRC (45% for Carter, 45% for Primo and 10% for Fargo).

      2.2. An affiliate of CharterMac (including any other affiliate to which any rights may be assigned, the "Lender") loans $20 million in cash to CRC pursuant to the terms of a note (the "CRC Note"), the terms of which are described in Section 9. The CRC Note will be personally guaranteed by the CRC Principals. The CRC Note will be jointly and severally guaranteed by the Capri Entities, CPC and CAI.

      2.3. CCLP will distribute and/or sell to the CRC Principals or CRC the 100% membership interest it owns in CCA (after the acquisition of the remaining 49% membership interest in CCA owned by CAG prior to the Closing Date) and any other material assets which are solely (except for de minimis sharing) utilized in or constitute parts of the business of CCA (including its interests in and concerning Capri Urban Capital I, LLC) and will assume the liabilities related thereto on terms satisfactory to CharterMac. CRC will assume all of CCLP's obligations pursuant to the promissory note issued by CCLP to CAG in connection with CCLP's acquisition of the 51% membership interest in CCA (which promissory note has a current outstanding principal amount of $2 million) (the "CAG Promissory Note"). The CRC Parties shall provide arrangements, which may include the granting of security interests in the ownership interests in and assets of CRC, satisfactory and adequate, in the judgment of CharterMac, to provide for the payment of the obligations of CRC pursuant to the CAG Promissory Note, any obligations of the CRC Parties to the investors, lenders or credit enhancer in respect of CCLP's $55 million term loan as a result of the closing of the transactions contemplated by this Term Sheet, and any obligations under the CAG Agreement (as defined below) (but satisfactory evidence of the payment or other satisfaction of such term loan, the CAG Promissory Note, credit enhancers' obligations or CAG Agreement obligations, respectively, which shall include a release of all liabilities that any of the CRC Parties may have to such persons, will obviate any right of Lender to acquire any security interests or other arrangements relating thereto).

      2.4. [Reserved]

      2.5. Lender lends $21.5 million to the CRC Principals (the "CAI Note"). The CRC Principals contribute the proceeds of the CAI Note to the capital of CAI, which contributes it to the capital of CCLP. The CAI Note will be jointly and severally guaranteed by the Capri Entities, CPC and CRC.

      2.6. Lender lends $48.5 million to CRC (the "CCLP Note"). The CCLP Note will be jointly and severally guaranteed by the Capri Entities, CPC and CRC.

      2.7. CRC lends an amount equal to the amount of the CCLP Note to CCLP, or contributes such amount to the capital of CCLP in exchange for a preferred partnership interest. CCLP uses the proceeds of the CCLP Note and the CAI Note to repay CCLP's existing $55 million term loan (the "Term Loan"), which may be acquired by CharterMac, and to pay the $14.5 million termination fee payable to the credit enhancer of the Term Loan (or to repay the interim loan, if made by Lender or its affiliates to fund payment of such fee). The remainder of such funds shall be used by CCLP to pay various transaction costs related directly or indirectly to the transactions described in this Term Sheet (including, without limitation, the satisfaction and retirement of obligations to the credit enhancers under the senior bank debt). None of the proceeds of the CCLP Note will be distributed to Carter, Primo or Fargo.

      2.8. Any proceeds from the CRC Note, the CCLP Note and the CAI Note in excess of the amounts used to repay the interim loan in the principal amount of $84 million due from CCLP to Lender or its affiliates and any transactions costs and other liabilities and expenses to be paid by the CRC Partners out of proceeds (estimated to be $2.5 - 3 million of excess proceeds) will be subject to a holdback or escrow arrangement to cover losses from breaches of representations and warranties (exceeding any minimum threshold, if any (to be agreed upon)) and non-compliance with covenants, and the amount of the holdback or escrow (plus interest actually earned thereon), less any amounts offset or as to which there are known and asserted unresolved claims, shall be released on the first anniversary of the Closing Date; provided that to the extent that any proposed uses of proceeds (which were deducted in calculating the $2.5-$3 million of excess proceeds) will not be expended for such purposes at the date of the closing of the loans, such amounts shall be subject to the holdback, but shall be released upon the request of the CRC Partners; and provided further that subject to Lender's review of the adequacy of the holdback, the agreement will provide that there shall be distributed to the CRC Principals an amount sufficient to enable them to pay their taxes on the transaction (estimated at $1
- $1.5 million), to the extent that such amount is available after any claims paid or outstanding against the holdback .

      2.9. CHI and PW enter into a joint operating agreement (the "Joint Operating Agreement"), the terms of which are described in Section 10.

      2.10. The obligations under the CCLP Note, the CRC Note and the CAI Note shall be cross-collateralized and cross-defaulted.

      2.11. The CRC Parties and not CCLP or its subsidiaries shall be responsible for the payment of any change of control and/or severance payments where the obligation to pay severance is triggered by a change of control as a result of the transactions described in this Term Sheet, except to the extent such amounts are paid out of the proceeds from the CRC Notes, CCLP Note and the CAI Note in accordance with Section 2.8.

3. Acquisition of MURC. CharterMac understands that the CRC Principals are discussing with MURC a potential acquisition of MURC. It is CharterMac's intention to work with the CRC Principals to modify the structure of the transactions described in this Term Sheet if necessary to enable such acquisition, either simultaneously with or after the Closing hereunder. In any event, consummation of such acquisition shall be subject to CharterMac's approval.

4.       Purchase Option in CCLP.

      4.1. From and after December 1, 2004, Lender has the option to purchase (and if such option is exercised CAI, CPC and CRC have the obligation to sell), and CAI, CPC and CRC have the option to sell (and if such option is exercised Lender has the obligation to purchase) (such sale and purchase, the "CCLP Purchase", and the date of the CCLP Purchase, the "CCLP Purchase Date"):

         (1) CAI's ten percent partnership interest in CCLP, for a purchase price of $2,150,000 (the "CAI Purchase Price"), payable in cash;

         (2) CPC's one percent partnership interest in CCLP, for a purchase price of $215,000 (the "CPC Purchase Price"), payable in cash; and

         (3) CRC's eighty-nine percent partnership interest in CCLP, for a purchase price (the "CRC Purchase Price") equal to (a) the CCLP Purchase Price, minus (b) the sum of the CAI Purchase Price and the CPC Purchase Price; the CRC Purchase Price shall be payable by offsetting the outstanding principal balance of the CAI Note and the CCLP Note against the CRC Purchase Price, and the remainder in cash and restricted CharterMac equity securities as provided in Section 4.3 below.

CAI, CPC and CRC's right to require the Lender to purchase the partnership interests in CCLP shall be conditioned on (i) the representations and warranties of the CRC Parties in the Investment Agreement and the documents executed in connection therewith being true and accurate in all material respects as of the date of the initial closing under the Investment Agreement, and (ii) the CRC Parties having complied in all material respects with all covenants made by them in the Investment Agreement and the documents executed in connection therewith since the date of the closing under the Investment Agreement, except, in respect of covenants capable of cure, for non-compliance cured within a reasonable cure period.

      4.2. The "CCLP Purchase Price" shall be $85 million, provided, that if the "Combined EBITDA" (as hereinafter defined) is less than $11,473,864 ($109 million divided by 9.5), then the CCLP Purchase Price shall be the product of
(x) 9.5 multiplied by the Combined EBITDA and (y) 85/109. "Combined EBITDA" means the CCLP EBITDA (as defined in Schedule A-1) plus 0.49 times the "CCA EBITDA" (as defined in Schedule A-2).

      4.3. (a) If the option pursuant to Section 4.1 is exercised, an amount equal to the Initial CCLP Purchase Price (as defined below), minus the outstanding principal balance of the CAI Note and the CCLP Note (which outstanding principal amounts will be offset against the Initial CCLP Purchase Price at the closing of the CCLP Purchase as follows: first against the purchase price of $2,150,000 payable to CAI, then against the purchase price of $215,000 payable to CPC and the balance against the portion of the Initial CCLP Purchase Price payable to CRC), shall be payable upon the later of (i) the closing of the CCLP Purchase, or (iii) if the CCLP EBITDA has not yet been determined, as soon thereafter as the CCLP EBITDA is determined.

      (b) Such amount shall be payable 50% in immediately available funds and 50% in restricted equity securities of CharterMac, which equity securities will be (i) listed on a national securities exchange, (ii) registered, or covered by a binding obligation to register (on customary terms for registration rights agreements) effective as of the respective dates transfer restrictions are removed, under the Securities Act of 1934, and (iii) subject to a hold back equal to the projected losses to CCLP (and its subsidiaries) on any loans which it then holds.

             (i) Transfer of the restricted equity securities shall be prohibited, provided, that 25% of the aggregate amount of such restricted equity securities shall be released from transfer restrictions on each of the first four anniversaries of the CCLP Purchase Date. The transfer restrictions shall have exceptions for transfers on death and for estate-planning transfers (provided, that the transferees shall be subject to the same transfer restrictions). All transfer restrictions will be released at such time (if any) when CharterMac ceases to be the legal or beneficial holder or owner of the CCLP interests acquired on the CCLP Purchase Date.

             (ii) The holdback will consist only of restricted equity securities of CharterMac so long as the amount of the holdback is less than the aggregate value of the CharterMac shares constituting CRC Purchase Price. The holdback shall be subject to offset in the amount of any such losses on loans or losses (exceeding any minimum threshold, if any (to be agreed upon)) resulting from breaches of representations and warranties, or non-compliance with covenants of the CRC Parties made in the Investment Agreement and the documents executed in connection therewith, provided, that (i) 50% of the amount of the holdback, less any amounts offset or as to which there are known and asserted unresolved claims, shall be released on the first anniversary of the CCLP Purchase Date, and (ii) the remainder of the holdback, less any amounts offset or as to which there are known and asserted unresolved claims, shall be released on the second anniversary of the CCLP Purchase Date. Each release from the holdback shall be made by release to Carter, Primo, Fargo and CRC first of any cash then held back and then of CharterMac equity securities to the extent of CharterMac shares heldback. Dividends shall not be subject to the hold back.

      (c) The "Initial CCLP Purchase Price" shall equal 9.5 times the CCLP EBITDA, but not greater than $85 million.

      (d) The CharterMac equity securities shall be issued at a price per share equal to the average closing price for the 30 days preceding the date of issuance.

      4.4. If, after calculation of the CCA EBITDA and the determination of the Combined EBITDA, the CCLP Purchase Price (which is calculated in accordance with Section 4.2 based on the Combined EBITDA) is less than the Initial CCLP Purchase Price, then CAI, CPC and CRC shall pay to Lender the amount by which the CCLP Purchase Price is less than the Initial CCLP Purchase Price, 50% in immediately available funds and 50% in restricted equity securities of CharterMac (valued based on the price at which they were issued), provided that, at Lender's option, if CAI, CPC and CRC do not make the payment pursuant to the preceding sentence, CCLP may cancel shares in CharterMac equity securities having a value, based on the original issuance price, equal to the amount required to be paid. Any and all amounts payable pursuant to the foregoing shall be secured by all of the collateral securing the CRC Note, and the Lender shall also have the right to set off any and all such amounts against any CharterMac equity securities to be issued in connection with the CCA Purchase (defined in Section 5.1 below).

      4.5. If the Initial CCLP Purchase Price is less than $85 million and after determination of the CCA EBITDA, the CCLP Purchase Price is greater than the Initial CCLP Purchase Price, the Lender shall pay to CAI, CPC and CRC the amount of such excess, 50% in immediately available funds and 50% in restricted equity securities of CharterMac.

      4.6. All instruments, documents and other items to be delivered by the CRC Parties and their affiliates, and all documents to be delivered by CharterMac (not including any cash or CharterMac shares), on the CCLP Purchase Date shall be deposited in escrow on the Closing Date, to insure that all parties will deliver required items on the CCLP Purchase Date (if the right to require such contribution is exercised).

      4.7 Each of the CRC Parties agrees to cooperate with Lender and take all reasonable steps in structuring the CCLP Purchase to ensure that Lender will be in substantially the same position for U.S. federal income tax purposes as if Lender purchased the assets of CCLP instead of the partnership interests in CCLP; provided that Lender shall use all reasonable efforts to require the CRC Parties to take such steps only in a manner which minimizes or avoids any additional tax liability on any of the CRC Parties as a result thereof.


5.       Purchase Option in CCA

      5.1. Effective August 1, 2005, provided that the CRC Principals may delay the date the option becomes exercisable to a date not later than June 30, 2006 to the extent that they reasonably determine, after consultation with Lender, that exercise of such option at such time would adversely impact CCA's business. Lender has the option to purchase (and if such option is exercised CRC has the obligation to sell), and CRC has the option to sell (and if such option is exercised Lender has the obligation to purchase) a 49% membership interest in CCA (such sale and purchase, the "CCA Purchase", and the date of the CCA Purchase, the "CCA Purchase

Date") for a purchase price equal to the CCA Purchase Price (as defined below), payable first by offsetting the outstanding principal balance of, and any accrued but unpaid interest on, the CRC Note against the CCA Purchase Price (up to the amount of the CCA Purchase Price), and the remainder in restricted CharterMac equity securities (which securities will be listed on a national securities exchange and be registered, or subject to a binding agreement to register (on customary terms for registration rights agreements) effective as of the respective dates transfer restrictions are removed, under the `34 Act). Transfer of the restricted equity securities shall be prohibited, provided, that 25% of the aggregate amount of such restricted equity securities shall be released from transfer restrictions on each of the first four anniversaries of the CCA Purchase Date. The transfer restrictions shall have exceptions for transfers on death and for estate-planning transfers (provided that the transferees shall be subject to the same transfer restrictions). All transfer restrictions will be released simultaneously with CharterMac's ceasing to be the legal or beneficial owner of the interests in CCA purchased on the CCA Purchase Date. If requested by Lender, the CRC Parties will use their commercially reasonable efforts to accomplish the CCA Purchase within eighteen months after the Closing Date, to the extent that such earlier CCA Purchase will not, in the reasonable judgment of the CRC Parties, adversely affect CCA. All instruments, documents and other items to be delivered by the CRC Parties and their affiliates, and all documents to be delivered by Lender (not including any cash or CharterMac shares), on the CCA Purchase Date shall be deposited in escrow on the Closing Date, to insure that all parties will deliver required items on the CCA Purchase Date (if the right to require the CCA Purchase is exercised).

         (a) The " CCA Purchase Price" shall be $24 million, provided, that if the Combined EBITDA is less than $11,473,864, then the CCA Purchase Price shall be the product of (x) 9.5 multiplied by the Combined EBITDA and (y) 24/109.

         (b) The CharterMac restricted equity securities shall be issued at a price per share equal to the average closing price for the 30 days preceding the date of issuance.

      5.2. Regardless of whether the CCA Purchase has occurred, and notwithstanding the fact that on and after the CCA Purchase Date Lender (or one of its affiliates) will own 49% of the membership interests in CCA:

         (a) All management promotes in commingled funds (including Capri Select Income II), partnerships and separate accounts existing at the Closing Date (the "Existing Funds") (provided that any new investments of capital (whether or not currently committed) or reinvestments in a separate account , partnership or fund which is not a commingled fund will be deemed to be a "Future Fund" (as defined in Section 5.2(b) and not an Existing Fund) payable to CCA at any time, and all distributions, returns of capital and other payments on account of invested capital or equity interests in Existing Funds, will be retained by the persons or entities currently entitled to them (and CharterMac shall have no interest in such existing promotes, distributions or payments);

         (b) in respect of all commingled funds, partnerships and separate accounts formed after the Closing Date (which does not include Capri Select Income II, but which includes those investments deemed to be Future Funds pursuant to Section 5.2(a)) ("Future Funds"), management of CCA or key employees of the particular Future Fund shall be obligated to fund 30% of any capital contributions required in respect of co-investments;

         (c) in respect of each Future Fund, the CRC Principals shall be obligated to fund either, in the CRC Principals' option, (i) 35% (50% of the remaining 70%) or (ii) 52.5% (75% of the remaining 70%) of any capital contributions required in respect of co-investment;

         (d) in respect of each Future Fund, CharterMac shall be obligated to fund (i) if clause (c)(i) above applies, 35% (50% of the remaining 70%), or (ii) if clause (c)(ii) above applies, 17.5% (25% of the remaining 70%) of any capital contributions required in respect of co-investment;

         (e) All management promotes in all Future Funds will be allocated in proportion to capital invested or where there is not capital invested, 30% to management of CCA or key employees responsible for the particular Future Fund, 35% to CharterMac and 35% to the CRC Principals.

         (f) All capital invested in commingled funds, partnerships and separate accounts (the "Invested Capital") and the returns thereon and all distributions and other payments on account of equity interest ownership therein, including return of capital, shall accrue for the benefit of the persons providing or having provided such capital or owning such interest (it being understood that CharterMac shall not be entitled to the return of any capital invested or other distributions on account of equity interest ownership with respect to the Existing Funds);

         (g) CRC shall retain management control of CCA, provided, however, that the CCA operating agreement will be amended to provide that CCA shall not take any significant actions or any action outside the ordinary course of business or which would involve any change in the manner in which CCA's business is conducted, including but not limited to the following actions, without the consent of the Lender or one of its affiliates:

            (i) Adopting annual operating budgets and making any expenditures which exceed budget line items, subject to customary exceptions when the parties have not agreed on a budget or for small expenditures in excess of budget items;

            (ii) Incurrence of any third party indebtedness other than "trade debt" incurred in the ordinary course of business;

            (iii) Making of any capital expenditures;

            (iv) Any merger or sale of any material portion of assets;

            (v) Changes in independent auditors;

            (vi) Related party transactions;

            (vii) Marketing of any new (i.e., other than Existing Funds) commingled fund or other investment fund;

            (viii) Any material adverse (to CCA) change in the terms on which CCA provides investment advisory services, provided, that (A) if CRC gives Lender prior written notice of any proposed change, and Lender fails to disapprove such change within two weeks after such notice, then such change shall be deemed approved by Lender, and (B) in respect of any such change which Lender does not approve (or is not deemed to have approved), and which disapproval is not commercially reasonable, and as a result of CCA not implementing such change the 2004 Combined EBITDA is lower than it would have been if such change were implemented, then the 2004 Combined EBITDA shall be increased in the amount by which it was so lowered;

            (ix) Decisions as to hiring of persons to serve at or above the level of Executive Vice President (or to perform duties which are customarily performed by Executive Vice Presidents, or more senior management), for which Lender's approval shall be required, or persons to serve at or above the level of Senior Vice President (or to perform duties which are customarily performed by Senior Vice Presidents, or more senior management), in respect of which Lender shall be entitled to consultation prior to hiring, but shall not have an approval right; all other hiring decisions will remain with CCA, subject to budgetary constraints set out in the approved budgets;

            (x) Commitments, guarantees and agreements outside of the ordinary course of business or not consistent with past practice; and

            (xi) other actions outside the ordinary course of business or changes in the manner of operating the business;

      (h) Notwithstanding the foregoing, Lender shall not have any right to participate in the selection of members of CCA's various investment committees or to consent to, or participate in, investment decisions made by CCA or its investment committees, except that CCA shall not, without Lender's consent, make any material change in the investment program or policies applicable to any fund or separate account, or make any investment known by CCA to be inconsistent with, or which would require a waiver of, the requirements for any fund or separate account, except, in respect of an identified investment, where the applicable client has approved that investment specifically. If the Lender does not respond to CCA's written request for such a consent within 10 business days after delivery of such request (which request shall conspicuously state that the Lender's consent will be deemed given if the Lender does not respond within 10 business days), then such consent shall be deemed given. In addition, if Lender requests, CCA shall provide to Lender copies of all reports submitted to CCA's various investment committees and the Lender shall have the right to discuss any such investment with members of such investment committees;

      (i) CCA shall distribute available cash flow to its members not less frequently than quarterly;

      (j) the agreement will include customary affirmative covenants, including information rights;

      (k) in addition, the agreement will include customary lender protective provisions, including restrictions on direct or indirect transfers of beneficial ownership of the CCA interests by CRC, subject to customary exceptions for transfers on death and for estate planning purposes (provided, that the transferees shall be subject to the same transfer restrictions); and

      (l) the agreement will provide that Lender will have two members out of five members on CCA's management committee.

      (m) the agreement will provide for transfer pricing on terms mutually agreeable to CCA and Lender which take into account the relative benefits and costs to the parties with respect to revenues and expenses arising out of referrals of business between CCA and CCLP or CharterMac and its affiliates and with respect to providing or obtaining services between CCA and CCLP or Lender or its affiliates.

      5.3. After the third anniversary of the Closing Date, CharterMac shall have the right to sell its membership interest in CCA at any time, subject to a right of first refusal to CRC.

      5.4. For a period of 90 days following the third anniversary of the Closing Date, Lender shall have the right to sell its interest in CCA to CCA for a purchase price equal to 8 times the EBITDA for CCA calculated at the end of the month preceding such third anniversary on a basis consistent with the calculation of the 2004 Combined EBITDA. The purchase price shall be payable by note which will be for a three year term, provide for payment of principal in equal monthly installments (beginning 90 days after the sale date), and which will bear interest at the prime rate plus 2%. In the event of such a sale, or a sale pursuant to Section 5.3, the remaining transfer restrictions on all CharterMac restricted equity securities shall terminate.

      5.5. Each of the CRC Parties agrees to cooperate with Lender and take all reasonable steps in structuring the CCA Purchase to ensure that Lender will be in substantially the same position for U.S. federal income tax purposes as if Lender purchased the assets of CCA instead of the membership interests in CCLP; provided that Lender shall use all reasonable efforts to require the CRC Parties to take such steps only in a manner which minimizes or avoids any additional tax liability on any of the CRC Parties as a result thereof.

6.       [Reserved.]

7.       CCA Call

      7.1. On the tenth anniversary of the Closing Date, if CharterMac has acquired interests in CCA on the CCA Purchase Date as permitted by the above provisions and CharterMac has not exercised its rights under Section 5.4, Lender (or one of its affiliates) shall have the right to require CRC to sell to it all of CRC's membership interests in CCA, provided that if CharterMac exercises such right CRC shall have the right to acquire Lender's membership interests in CCA instead of selling its interests to Lender or one of its affiliates, for an aggregate purchase price equal to the Final Purchase Price (as defined hereafter), in immediately available funds, provided, that if Lender or one of its affiliates is acquiring CRC's membership interests, a portion of the Final Purchase Price (as set forth below) shall be payable following the second anniversary of such tenth anniversary. In connection with such sale, CRC and the CRC Principals (or such of them who were actively involved in the management of CCA during the two years preceding such tenth anniversary) shall execute an agreement not to compete with Lender and its affiliates for a three year period.

            (a)   The "Final Purchase Price" shall be determined as follows:

                  (i) Lender, or if CRC has exercised its right under Section 7.1, CRC shall propose a price for the acquisition of the other interest in CCA. If CRC and Lender agree to such price, then such price shall be the Final Purchase Price. If CRC and Lender do not agree to such price, then each of Lender and CRC shall choose an independent third party to value CRC's interest in CCA (which shall (A) be based on a sale of the entire business (without giving any value to any control premium), (B) if the third party is basing its valuation on CCA's revenues from asset management fees, the third party shall take into account any fees payable pursuant to advisory contracts then in place (provided, that if Lender or an affiliate is the buyer, the fees payable by a client shall only be taken into account if such client consents to such acquisition) and (C) if Lender or its affiliate is the buyer, then to the extent that CCA's costs are taken into account by such third party, the third party shall take into account increases or decreases to the costs that would be needed to run the business after the sale, such as any increased salaries and compensation for new senior management at market rates and decreases in respect of senior management that will not continue with CCA after the closing). If the higher of the valuations of such third parties is not more than 10% higher than the lower of such valuations, then the Final Purchase Price shall be the average of such valuations. Otherwise, such third parties shall select an arbitrator, who will select one of the valuations using the baseball arbitration method (i.e., the arbitrator shall determine whichever of the valuations is closer to the valuation it determines to be the value), taking into account the assumptions set forth above, and such valuation shall be the Final Purchase Price.

                  (ii) If CRC is the buyer, the Final Purchase Price shall equal 1.3 times the purchase price determined as a result of such valuation.

            (b) If Lender or one of its affiliates is acquiring CRC's membership interests in CCA, 20% of the Final Purchase Price shall be held in escrow for a period of 24 months. If at the end of such 24 month period, the annualized revenues from clients in place at the tenth anniversary date ("existing clients") has declined by more than 15% from the annualized revenues during the month preceding such tenth anniversary, such 20% portion of the Final Purchase Price shall be retained by Lender, provided that Lender (and its affiliates) have not, since such tenth anniversary, terminated without cause members of senior management of CCA in place prior to such tenth anniversary whose termination has resulted in the loss of existing clients of CCA or investors in funds sponsored by CCA prior to such tenth anniversary, or of commitments to invest funds from advisory clients of CCA existing at the tenth anniversary (provided that it shall not be considered a decline in annualized revenues if revenues decline due to a sale of an investment by a separate account client where such client has committed to reinvest the proceeds or a sale of an investment by a commingled fund. Otherwise, the escrow amount shall be distributed to CRC, together with interest earned thereon, at the end of such 24 month period). CharterMac will continue employment agreements for senior management (other than the CRC Principals) who previously had employment agreements in the ordinary course of business.

      7.2. If CRC is the buyer, it shall not assign its right to acquire the CCA membership interests or acquire with a view to or in contemplation of assigning such interest [or finance such acquisition, except pursuant to senior and/or mezzanine financing, which may be structured as debt or as a preferred instrument that does not include features customary for common equity (but that may include equity "kickers" customary for mezzanine financing), but which otherwise does not contemplate any acquisition of equity or assets of CCA or any of its affiliates.

8.       Terms of the CCLP Note and the CAI Note.

      8.1. Maturity is the fifth anniversary of the Closing Date. The CCLP and the CAI Note shall become due on the date of the closing of the CCLP Purchase. No prepayments are permitted until six months after the Closing Date or such earlier date as Lender has notified the issuers of the CCLP Note and the CAI Note that it will not exercise its option to consummate the CCLP Purchase.

      8.2. No amortization of principal during the term, provided, that, from and after the first anniversary of the Closing Date, if the CCLP Purchase Date has not occurred, 50% of the principal of each of the CCLP Note and the CAI Note shall amortize in equal quarterly installments prior to maturity (commencing at the end of the first quarter following the first anniversary of the Closing
Date), and the balance shall be payable on maturity.

      8.3. Interest rate of 11.5% per annum, compounded annually. Interest shall be payable every three months, on the last day of each August, November, February and May (i) in the amount of 9% per annum, and (ii) to the extent operating cash flow of CCLP (and its subsidiaries) is available, the remaining accrued but unpaid interest. Any interest not paid will accrue and be payable from the first available operating cash flow (in excess of ongoing debt service) of CCLP and its subsidiaries and any accrued, but unpaid, interest shall be payable at maturity.

      8.4. Each of the CCLP Note and the CAI Note will be secured by a security interest in all of the assets of CAI, CCLP and their subsidiaries, as well as the partnership interests in CCLP owned by CPC and CRC.

      8.5. Until the CCLP Note and the CAI Note are paid in full or the CCLP Purchase has occurred, CCLP shall not take any significant actions or any action outside the ordinary course of business or which would involve any change in the manner in which CCLP's business is conducted, including but not limited to the following actions, without the consent of the Lender or one of its affiliates:

            (a) Adopting annual operating budgets and taking actions which exceed line items in budget;

            (b) Incurrence of any third party indebtedness (other than mortgage loan warehousing lines and short-term borrowings thereunder and "trade debt" incurred in the ordinary course of business);

            (c) Making of any capital expenditures;

            (d) Any merger or sale of any material portion of assets;

            (e) Changes in independent auditors;

            (f) related-party transactions;

            (g) Changes in underwriting standards; and

            (h) commitments, guarantees and agreements outside the ordinary course of business or not consistent with past practices.

      8.6. In addition, CAI and CRC shall agree to appropriate affirmative covenants (taking into account the fact that Lender can be required to acquire 100% of the equity of CCLP), including a covenant that it will operate the business only in the ordinary course consistent with past practice (unless Lender consents to a departure therefrom).

      8.7. There shall be Events of Default (subject to customary notice and cure provisions) for:

            (a) any of the representations and warranties made by the CRC Parties in the Investment Agreement and the documents executed in connection therewith are not true and correct in all material respects as of the date made;

            (b) non-compliance by the CRC Parties, in any material respect, with any of the covenants made by them in the Investment Agreement and the documents executed in connection therewith since the date of the closing under the Investment Agreement, except, in respect of covenants capable of cure, for non-compliance cured within a reasonable cure period;

            (c) if designated CRC Principals cease to be actively involved in the business of the Capri Entities;

            (d) other material adverse events such as significant unresolved regulatory problems or loss of customers which would result in loss of future net operating income in the aggregate having a material adverse effect on CCLP; and

            (e) bankruptcy and other typical lending events of default.

      The occurrence of any Event of Default entitles the Lender to (i) exercise its option to consummate the CCLP Purchase and (ii) if such Event of Default results from act(s), or failure(s) to act, of CRC Parties, accelerate the debt.

      8.8. The lien of the collateral securing the CCLP Note and the CAI Note will rank junior only to the following: (i) liens securing the mortgage banking warehouse line of credit of CCLP and its subsidiaries as in effect from time to time (the "Warehouse Lines") (and the guarantees of the CCLP Note, the CAI Note and the CRC Note by the borrower under the Warehouse Lines shall be subordinated to the Warehouse Lines); (ii) reserves as required from time to time in connection with Fannie Mae DUS loans originated or serviced by CCLP and its subsidiaries and any similar reserves which may be required by a similar lender or agency for whom CCLP or any of its subsidiaries originates or services any loans (collectively, the "DUS Reserves"); (iii) liens securing indebtedness incurred from time to time by CCLP and its subsidiaries in connection with acquisitions or purchase money security interests, to the extent specifically consented to by Lender (collectively, the "Acquisition Debt"); and (iv) the lien on the FHA portfolio securing indebtedness (in a total principal amount not exceeding $450,000) under the existing term loan, which is scheduled to be repaid in two installments the last one of which is due December 31, 2004. Neither the CCLP Note nor the CAI Note will be subordinated in right of payment to any other indebtedness. While either of the CCLP Note nor the CAI Note is outstanding, neither CAI, CCLP nor any of their subsidiaries will incur any indebtedness senior to the CCLP Note or the CAI Note other than the Warehouse Lines, the DUS Reserves and the Acquisition Debt.

      8.9. Except for application of the proceeds of the loans contemplated herein in accordance with an agreed upon schedule, and as provided in Section 11, CCLP will not make any distributions to its partners (or their members) prior to the first anniversary of the closing of the loan, except in an amount equal to the taxes, if any, payable by the partners in CCLP (or their members) on income allocated to them either for the year ended December 31, 2004 or for any period after the Closing Date that they are partners in CCLP and as provided in Section 11.

9.       Terms of the CRC Note.

      9.1. Maturity is the fifth anniversary of the Closing Date. The CRC Note shall be due on the date of the closing of the CCA Purchase. The CRC Note may not be prepaid until two years after the Closing Date or such earlier date as Lender has notified the issuers of the CRC Note that it will not exercise its option to consummate the CCA Purchase.

      9.2. No amortization of principal during the term, provided, that, from and after the second anniversary of the Closing Date, if the CCA Purchase Date has not occurred, 50% of the principal of the CRC Note shall amortize in equal quarterly installments prior to maturity (commencing at the end of first quarter following the second anniversary of the Closing Date), and the balance shall be payable on maturity.

      9.3. Interest rate of 10% per annum. Interest shall be payable every three months, on the last day of each August, November, February and May.

      9.4. In addition to the interest referred to in Section 9.3 above, as additional interest, CCA shall pay to the holder of the CRC Note quarterly 49% of all net distributable cash flow (calculated without deducting the interest payable under the CRC Note) for the preceding quarter exceeding the amount of $1,020,408.

      9.5. The CRC Note will be secured by a security interest in all of the assets of CCA, as well as the membership interests in CCA owned by CRC.

      9.6. The CRC Note will provide Lender with consent and approval rights as set forth in Section 5.2(g) above and will provide that Lender will have observer rights on CCA's management committee.

      9.7. There shall be Events of Default for:

            (a) any of the representations and warranties made by the CRC Parties in the Investment Agreement and the documents executed in connection therewith are not true and correct in all material respects as of the date of the initial closing;

            (b) non-compliance by the CRC Parties, in any material respect, with any of the covenants made by them in the Investment Agreement and the documents executed in connection therewith since the date of the closing under the Investment Agreement, except, in respect of covenants capable of cure, for non-compliance cured within a reasonable cure period;

            (c) if designated CRC Principals cease to be actively involved in the business of the Capri Entities;

            (d) other material adverse events such as regulatory problems or loss of customers which would result in loss of future net operating income in the aggregate having a material adverse effect on CCLP; and

            (e) bankruptcy and other typical lending events of default.

      The occurrence of any Event of Default entitles the Lender to (i) exercise its option to consummate the CCA Purchase and (ii) if such Event of Default results from act(s), or failure(s) to act, of CRC Parties, accelerate the debt.

      9.8. CCA shall not make any distributions to its members prior to the CCA Purchase Date in excess of 1.0408 times the amount of any interest paid to Lender (resulting in payments to the other members of CCA and to Lender not exceeding a 51% to 49% ratio), other than distributions of promotes, returns on capital and returns of capital allocable to CCA for distribution to persons entitled to them under Sections 5.2(a), (e) and (f) and as provided in Section 11.

10.      Terms of the Joint Operating Agreement.

      10.1. Pursuant to the Joint Operating Agreement, CCLP and its mortgage banking subsidiaries shall retain PW to provide them with all of the services (the "PW Services") required to operate their mortgage banking businesses, other than originating and underwriting of loans made by them. CCLP and its subsidiaries shall reimburse PW for all of its direct costs, including the allocable portion of employee costs and overhead, incurred in providing the PW Services. CCLP shall not be entitled to terminate such retention of PW until after the first anniversary of the Closing Date. To the extent not inconsistent with applicable regulations or requirements of Fannie Mae and Freddie Mac, PW will have the sole authority to make decisions relating to the manner in which PW provides the PW Services to CCLP.

      10.2. PW shall have the right to hire any or all of the mortgage banking business employees of CCLP and its subsidiaries to assist PW in providing the PW Services, other than Carter, Primo, Fargo and any origination or underwriting personnel of CCLP and its subsidiaries. PW shall also have the right to subcontract the performance of any of the PW Services to CRC and its subsidiaries for a cost to be mutually agreed upon.

      10.3. The Joint Operating Agreement shall have a term which commences on the Closing Date and terminates on the earlier to occur of (i) the repayment in full of the CCLP Note and the CAI Note or (ii) the CCLP Purchase Date.

      10.4. During the term of the Joint Operating Agreement, CCLP and its subsidiaries and PW shall work together to develop a plan for the integration of CCLP and its subsidiaries with PW following the CCLP Purchase Date so that such integration could be readily, promptly and efficiently accomplished if and when the CCLP Purchase Date occurs.

11.      Permitted Distribution

      The Capri Entities will be entitled to make distributions to the CRC Principals of up to $1,500,000 as follows: (i) up to $1,000,000 out of the proceeds of the interim loan pursuant to the definitive agreements dated the date hereof relating to the interim loan; and (ii) consistent with Section 9.8, up to $500,000 out of the proceeds from the payment on account of the promote with respect to LACERA.

                                                                    Schedule A-1

                                   CCLP EBITDA

      "CCLP EBITDA" means the EBITDA of CHI and its subsidiaries for the year ended December 31, 2004, derived from its audited GAAP financial statements, subject to the following adjustments:

(i) expenses relating to the interim loan from CharterMac and this transaction shall be eliminated;

(ii) expenses shall be adjusted to eliminate the one time or non-recurring items relating to extension or repayment of the $55 million term loan, loan credit enhancement, the proposed CalPERS financing, this CharterMac Transaction, and the buyout of CAG;

(iii) 50% of the salary, payroll taxes and employee benefits for Daryl Carter, and 50% of the overhead and travel expenses allocable to Daryl Carter (provided such overhead and travel expenses allocated to PW Funding shall not exceed $75,000) after the Closing Date will be allocated to each of PW Funding and CHI; as a result only 50% of Daryl Carter's salary, payroll taxes, and employee benefits and the remainder of the travel expenses and allocable overhead will be treated as an expense in calculating EBITDA;

(iv) interest on CHI's and its subsidiaries warehouse lines shall be deducted in calculating EBITDA;

(v) loan losses and reserves for loan losses will be eliminated;

(vi) any severance or change of control costs incurred as a result of the transactions contemplated hereby will be eliminated; and

(vii) revenues shall include origination fees related to mortgage loans which are closed under the warehouse line in 2004 and which are subject to a binding commitment from the buyer to acquire such mortgage loan, but which are not delivered until 2005 (provided that any revenues in 2004 from any such transactions involving mortgage loans closed in 2003 and delivered to the buyer in 2004 shall be excluded from revenues).

      The agreement will include a procedure for reviewing and resolving disputes on the calculation of CCLP EBITDA.

                                                                    Schedule A-2

                                   CCA EBITDA

      "CCA EBITDA" means CCA's EBITDA for the year ended June 30, 2005, derived from audited GAAP financial statements for the twelve months then ended, subject to the following adjustments:

(i) expenses relating to the interim loan from CharterMac and this transaction shall be eliminated;

(ii) with respect to Capri Select Income II ("CSI II"), asset management fees will be based on an annualization of the asset management fees that are accrued in accordance with GAAP for the 30 days ended June 30, 2005;

(iii) the expenses of CCA will be increased by any expense which would have resulted from providing asset management services to CSI II for a full year with respect to CSI II based on the commitments which resulted in the annualized asset management fees under (ii);

(iv) placement agent fees will be adjusted by allocating placement agent fees incurred in a year over the expected life of the investment (e.g., CSI II - eight years);

(v) any severance or change of control costs incurred as a result of the transactions contemplated hereby will be eliminated;

(vi) any extra audit costs incurred in 2004 or 2005 due to the need to conduct an audit for the 12 months ended June 30, 2005 shall be excluded; and

(vii) any payments or distributions on account of any promotes, returns on capital and returns of capital allocable to CCA for distribution to persons entitled to them under Sections 5.2(a), (e) and (f) shall be excluded from revenues and any distribution thereof shall be excluded from expenses.

      The agreement will include a procedure for reviewing and resolving disputes on the calculation of CCA EBITDA.